EXHIBIT 22

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-79555 and  No. 333-142675) pertaining to the Equity Incentive Plan of First Real Estate Investment Trust of New Jersey  and Subsidiaries ("FREIT") of our reports dated January 14, 2011, with respect to the consolidated financial statements and financial statement schedule and effectiveness of internal control over financial reporting of FREIT included in the Annual Report (Form 10-K) for the year ended October 31, 2010.

/s/ EisnerAmper LLP (Formerly Eisner LLP)

New York, New York
January 14, 2011

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